Exhibit 1.1

ICOP DIGITAL, INC.

UNDERWRITING AGREEMENT

dated             , 2008

Paulson Investment Company, Inc.

Underwriting Agreement

                    , 2008

Paulson Investment Company, Inc.

811 SW Naito Parkway

Portland, Oregon 97204

Ladies and Gentlemen:

Introductory. ICOP Digital, Inc., a Colorado corporation (the “Company”) proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) (i) an aggregate of 1,250,000 shares (the “Firm Shares”) of the Company’s common stock (“Common Stock”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 187,500 Shares (the “Option Shares”) as provided in Section 2. Firm Shares and, if and to the extent such option is exercised, the Option Shares are collectively referred to herein as the “Underwritten Securities.” Paulson Investment Company, Inc. has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Underwritten Securities.

As the Representative, you have advised the Company that: (a) that you are authorized to enter into this Agreement for yourself as Representative and on behalf of the several Underwriters; and (b) the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Units set forth opposite their respective names in Schedule I.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

SECTION 1. Representations and Warranties of the Company.

The Company represents, warrants and covenants to each Underwriter as follows:

(a) Filing of the Registration Statement. The Company has prepared and filed with the Underwritten Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-            ), which contains a form of prospectus to be used in connection with the public offering and sale of the Underwritten Securities. Such registration statement, as amended, including the financial statements, schedules and exhibits thereto, and the documents incorporated by reference in the prospectus contained in the registration statement at the time such registration statement became effective, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or pursuant to the Securities Exchange Act of 1934 and

SCH. B–1

the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), or, if no filing pursuant to Rule 424(b) under the Securities Act is required, the form of final prospectus relating to the Underwritten Securities included in the Registration Statement at the effective date of the Registration Statement, is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Company’s preliminary prospectus included in the Registration Statement (each a “preliminary prospectus”), the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Any reference herein to any preliminary prospectus or the Prospectus or any supplement or amendment to either thereof shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such reference.

(b) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect, and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Underwritten Securities other than with respect to any artwork and graphics that were not filed. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times until the expiration of the prospectus delivery period required under Section 4(3) of the Securities Act, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at all subsequent times until the Underwriters have completed their distribution of the offering of the Underwritten Securities, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 8 hereof. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that have not been described or filed as required.

(c) Disclosure Package. The term “Disclosure Package” shall mean (i) the preliminary prospectus, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of 9:00 a.m. (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(f) Offering Materials Furnished to Underwriters. The Company has delivered to the Representative two complete manually signed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative have reasonably requested for each of the Underwriters.

(h) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of each Subsequent Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Underwritten Securities, any offering material in connection with the offering and sale of the Underwritten Securities other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative and the Registration Statement.

(i) The Underwriting Agreement. This Agreement has been duly authorized (to the extent applicable), executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Authorization of the Underwritten Securities and Validity of the Representative’s Warrants.

(i) The Underwritten Securities have been duly and validly authorized by all required corporate actions and will, when issued and delivered against payment therefor as provided herein, be duly and validly issued, fully paid and nonassessable and will conform in all material respects to the description of the Common Stock contained in the Prospectus.

(ii) The Representative’s Warrants have been duly and validly authorized by all required corporate actions and will, when issued and delivered by the Company pursuant to this Agreement, be validly executed and delivered by, and will be valid and binding agreements of, the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principals. The Representative’s Warrants will, when issued, possess rights, privileges and characteristics as represented in the most recent form of Representative’s Warrants filed as an exhibit to the Registration Statement.

(k) No Applicable Registration or Other Similar Rights. Except as fairly and accurately described in the Registration Statement, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(l) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such change is called a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company in respect of its capital stock.

(m) Independent Accountants. Cordovano and Honeck LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(n) Preparation of the Financial Statements. Each of the historical financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement, and included or incorporated by reference in the Disclosure Package and the Prospectus, presents fairly the information provided as of and at the dates and for the periods indicated. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. Each item of historical or pro forma financial data relating to the operations, assets or liabilities of the Company and its predecessor set forth in summary form in each of the preliminary prospectus and the Prospectus fairly presents such information on a basis consistent with that of the complete financial statements contained in the Registration Statement.

(o) Incorporation and Good Standing; Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. The Company does not own or control, directly or indirectly, any corporation, association or other entity.

(p) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the each of the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and Prospectus, as the case may be). All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock purchase and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in each of the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(q) Exchange Listing. The Underwritten Securities have been approved for listing on the NASDAQ Capital Market under the symbol “ICOP.” The Company has taken no action designed to, or likely to have the effect of, terminating the listing of its Common Stock on the NASDAQ Capital Market, nor has the Company received any notification that NASDAQ is contemplating terminating such listing.

(r) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its charter or bylaws or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it or it may be bound (including, without limitation, such agreements and contracts filed as exhibits to the Registration Statement or to which any of the property or assets of the Company is subject (each, an “Existing Instrument”)), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or bylaws of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus, except the registration or qualification of the Underwritten Securities under the Securities Act and applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority, Inc. (the “FINRA”).

(s) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company, (ii) which have as the subject thereof any officer or director (in such capacities) of, or property owned or leased by, the Company or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company exists or, to the best of the Company’s knowledge, is threatened or imminent except for such disputes as would not, individually or in the aggregate, result in a Material Adverse Change.

(t) Intellectual Property Rights. The Company owns or possesses sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. The Company has not received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Disclosure Package and the Prospectus and are not described in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(u) All Necessary Permits, etc. Except as otherwise disclosed in the Disclosure Package and the Prospectus or except as would not result in a Material Adverse Change, the Company possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(v) Title to Properties. The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(n) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

(w) Tax Law Compliance. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(x) Company Not an “Investment Company.” The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Underwritten Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in each of the preliminary prospectus and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(y) Insurance. The Company is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as the Company reasonably believes are adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and earthquakes. The Company reasonably believes that it will be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

(z) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Underwritten Securities or the underlying securities. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Company’s Common Stock on the NASDAQ Capital Market in accordance with Regulation M under the Exchange Act.

(aa) Related Person Transactions. There are no business relationships or related-person transactions involving the Company or any other person required to be described in the preliminary prospectus or the Prospectus that have not been described as required.

(bb) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) will be evaluated for effectiveness as of the end of each fiscal quarter and fiscal year of the Company and (iii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(cc) Company’s Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) No Unlawful Contributions or Other Payments. Neither the Company nor, to the best of the Company’s knowledge, any employee or agent of the Company has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Disclosure Package and the Prospectus.

(ee) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) the Company is not in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

(ff) ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c),

(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(gg) Corporate Governance. The Company has adopted organizational structures and policies sufficient to comply with the requirements of NASDAQ’s corporate governance standards in effect as of the date hereof (collectively, the “NASDAQ Corporate Governance Standards”). Without limiting the generality of the foregoing, the Company’s Board of Directors has validly appointed an Audit Committee, a Nominating and Governance Committee and a Compensation Committee (collectively, the “Committees”), whose composition satisfies the requirements of the NASDAQ Corporate Governance Standards. The Board of Directors and the Committees have each adopted a charter governing the respective activities of each such Committee that satisfies the requirements of the NASDAQ Corporate Governance Standards. The Committees have each acted in accordance with the provisions of their respective charters, as amended from time to time.

(hh) Compliance with Sarbanes-Oxley Act of 2002. The Company and, to the best of its knowledge, its officers and directors are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are effective and are actively taking steps to ensure that they will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions, including, without limitation, Section 402 related to loans, Section 404 related to management’s assessment of the Company’s internal controls and its independent public accounting firm’s attestation related thereto, and Sections 302 and 906 related to certifications.

(ii) Unlawful Payments. The Company or any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company, has not, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(jj) Compliance with Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(kk) OFAC Sanctions. The Company is not nor, to the knowledge of the Company, is any director, officer, agent, employee or affiliate of the Company currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll) Offerings of Securities. Except as described in the Registration Statement, the Company has not sold or issued any securities during the three-year period preceding the date of filing of the Registration Statement, including any sales pursuant to Rules 144A or 701 under, or Regulations D or S of, the Securities Act.

(mm) Offerings of Securities in this Offering. In connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Underwritten Securities, except for the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement.

(nn) Material Understandings, Generally. Except as fairly described in the Prospectus and the Disclosure Package, the Company has not made a determination to take any action and is not a party to any understanding, whether or not legally binding, with any other person with respect to the taking of any action that, if known to prospective purchasers of the Underwritten Securities, would be likely to affect their assessment of the value or prospects of the Company or their decision to invest in the Underwritten Securities.

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2. Purchase, Sale and Delivery of the Underwritten Securities.

(a) The Firm Shares. Upon the terms herein set forth, the Company agrees to issue and sell the Firm Shares to the several Underwriters. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase, at a price of $                     per Share (which price reflects an underwriters’ discount of 10%), the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

(b) The First Closing Date. Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at 10:00 a.m. New York time on             , 2008, or such other time and date as the Representative shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or Disclosure Package or a delay as contemplated by the provisions of Section 10 or Section 19.

(c) The Option Shares; Each Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an aggregate of 187,500 Optional Shares from the Company at the purchase price per Share to be paid by the Underwriters for the Firm Shares. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representative to the Company, which notice may be given at any time within 45 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Option Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the Option Shares are to be registered and (iii) the time, date and place at which such Option Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of the Firm Shares and the Option Shares). Each time and date of delivery, if subsequent to the First Closing Date, is called the “Subsequent Closing Date” and shall be determined by the Representative and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise.

(d) Public Offering of the Underwritten Securities. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Underwritten Securities as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representative, in its sole judgment, has determined is advisable and practicable.

(e) Payment for the Underwritten Securities. Payment for the Underwritten Securities to be sold by the Company shall be made at the First Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. The Representative, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Underwritten Securities to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) Delivery of the Underwritten Securities. Delivery of the Firm Shares and the Option Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(g) Delivery of Prospectus to the Underwriters. Not later than 10:00 p.m. New York Time on the second business day following the date the Underwritten Securities are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall request.

(h) Representative’s Warrants. In addition to the sums payable to the Representative as provided elsewhere herein, the Representative shall be entitled to receive at the closing occurring on the First Closing Date, for itself alone and not as Representative of the Underwriters, as additional compensation for its services, Representative’s Warrants for the purchase of 125,000 shares of Common Stock at a price of $             per share (120% of the initial public offering price of the Underwritten Securities), upon the terms and subject to adjustment and conversion as described in the form of Representative’s Warrants filed as an exhibit to the Registration Statement.

SECTION 3. Covenants of the Company.

The Company covenants and agrees with each Underwriter as follows:

(a) Representative’ Review of Proposed Amendments and Supplements. During the period beginning at the Initial Sale Time and ending on the later of the First Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably object.

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for listing, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representative of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Representative during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Sections 3(a) and 3(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new

registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Underwritten Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B hereto. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representative, without charge, during the Prospectus Delivery Period, as many copies of each of the preliminary prospectus, the Prospectus and the Disclosure Package and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Representative may reasonably request.

(g) Blue Sky Compliance. If and to the extent deemed necessary, the Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Underwritten Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Underwritten Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Underwritten Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Underwritten Securities sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(i) Transfer Agent. The Company shall maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(j) Earnings Statement. As soon as practicable and in any event no later than 15 months after the effective date of the Registration Statement, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering a period of at least twelve months beginning after the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(k) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the NASDAQ Capital Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Underwritten Securities as may be required under Rule 463 under the Securities Act.

(l) Company to Provide Interim Financial Statements. Prior to the First Closing Date and, if applicable, each Subsequent Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(m) Exchange Listing of Underwritten Securities. The Company will use its best efforts to include, subject to notice of issuance, the Underwritten Securities on the NASDAQ Capital Market and to cause such listing to remain in effect with respect to the Common Stock unless and until: (i) such security is listed on another exchange of at least comparable reputation; or (ii) the Company is no longer required to file reports under Section 12 of the Exchange Act.

(n) Agreement Not to Offer or Sell Additional Underwritten Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, the Company will not, without the prior written consent of the Representative (which consent may be withheld at the Representative’s sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act (except as contemplated by the Prospectus) in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Underwritten Securities); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or shares of Common Stock upon exercise of options, in each case, pursuant to any stock option, stock purchase or other stock plan, arrangement or contractual obligation described in the Prospectus.

(o) Future Reports to the Representative. During the period of five years hereafter the Company will furnish, if not otherwise available on EDGAR, to the Representative at 811 SW Naito Parkway, Portland, Oregon 97204 Attention: Syndicate Department: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent registered public accounting firm; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

(p) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Underwritten Securities in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(q) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(r) Lock-up Agreements in Connection with this Offering. The Company has caused each and all of its officers and directors to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters (“Lock-Up Agreements”), pursuant to which each such person has agreed not to offer, sell, sell short or otherwise dispose of any shares of Common Stock or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Stock or derivatives of Common Stock owned by such person, directly or indirectly, or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition) for a period of 90 days after the date of this Agreement, except with the prior written consent of the Representative.

(s) Existing Lock-Up Agreements. Except as described in the Prospectus, there are no existing agreements between the Company and its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. The Company will direct the transfer agent to place stop transfer restrictions upon the securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated therein.

SECTION 4. Payment of Expenses.

(a) The Representative shall be entitled to reimbursement from the Company, for itself alone and not as Representative of the Underwriters, to a non-accountable expense allowance equal to 3% of the aggregate initial public offering price of the Firm Shares (but no Option Shares) purchased by the Underwriters. The Representative shall be entitled to withhold this allowance on the Closing Date related to the purchase of the Firm Shares.

(b) In addition to the payment described in Paragraph (a) of this Section 4, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Underwritten Securities

(including all printing and engraving costs, if any); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Underwritten Securities to the Underwriters; (iv) all fees and expenses of the Company’s counsel, independent registered public accounting firm and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Underwritten Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions; (vii) the filing fees incident to, FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Underwritten Securities; (viii) the fees and expenses associated with including the Underwritten Securities on the NASDAQ Capital Market; and (ix) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares as provided herein on the First Closing Date and, with respect to the Option Shares, each Subsequent Closing Date, shall be subject to (i) the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date and each Subsequent Closing Date as though then made; (ii) the timely performance by the Company of its covenants and other obligations hereunder; and (iii) each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Representative shall have received from Cordovano and Honeck LLP, independent registered public accounting firm of the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representative shall have received an additional four conformed copies of such accountants’ letter for the several Underwriters).

(b) Effectiveness of Registration Statement; Compliance with Registration Requirements; No Stop Order. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Option Shares, any Subsequent Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

(ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Option Shares, each Subsequent Closing Date, in the judgment of the Representative there shall not have occurred any Material Adverse Change.

(d) Opinion of Counsel for the Company. On each of the First Closing Date and each Subsequent Closing Date, the Representative shall have received the opinion of Holland & Knight LLP, counsel for the Company, dated as of the First Closing Date or the Subsequent Closing Date, as applicable, substantially in the form attached as Exhibit A (and the Representative shall have received an additional four conformed copies of such counsel’s legal opinion for the several Underwriters).

With respect to factual matters, counsel for the Company may rely on (i) certificates issued by governmental agencies, (ii) certificates executed and delivered by an executive officer of the Company and (iii) the representations and warranties of the Company as set forth herein, provided that such counsel shall not have actual knowledge that any information or statements set forth in such certificates or any representations and warranties contained herein are untrue, inaccurate, wrong or misleading and such counsel shall specifically state that they believe that the Underwriters and their counsel may rely on the same.

In addition to the matters set forth above, the opinion of Holland & Knight LLP shall also state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Representative and representatives of the Company’s independent registered public accounting firm, at which conferences the contents of the Registration Statement, the Prospectus and the Disclosure Package and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that (i) the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Prospectus as amended or supplemented (except with respect to the financial statements and notes thereto and other financial data, as to which such counsel need make no statement) on the date thereof, the Closing Date or any Option Closing Date, as the case may be; or (iii) the Disclosure Package as of the Initial Sale Time contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements and notes thereto and other financial data derived therefrom included in the Registration Statement, the Prospectus or the Disclosure Package.

(e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Subsequent Closing Date, the Representative shall have received the opinion of Wickersham & Murphy, P.C., counsel for the Underwriters, dated as of the First Closing Date or the Subsequent Closing Date, as applicable, in a form satisfactory to the Representative (and the Representative shall have received an additional four conformed copies of such counsel’s legal opinion for the several Underwriters).

(f) Officers’ Certificate. On each of the First Closing Date and each Subsequent Closing Date, the Representative shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company, on the one hand, and the Chief Financial Officer or Chief Accounting Officer of the Company, on the other hand, dated as of such Closing Date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g) Chief Financial Officer’s Certificate. On each of the First Closing Date and each Subsequent Closing Date, the Representative shall have received a written certificate executed by the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, confirming the capitalization of the Company and verifying that all required income taxes have been paid, tax returns filed and any such other customary matters as the Representative shall deem appropriate.

(h) Secretary’s Certificate. On each of the First Closing Date and each Subsequent Closing Date, the Representative shall have received a written certificate executed by the Secretary of the Company, dated as of such Closing Date, in form and substance satisfactory to the Representative, with respect to such customary matters as the Representative shall deem appropriate.

(i) Bring-down Comfort Letter. On each of the First Closing Date and each Subsequent Closing Date, the Representative shall have received from Cordovano and Honeck LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Subsequent Closing Date, as the case may be (and the Representative shall have received an additional four conformed copies of such accountants’ letter the several Underwriters).

(i) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit B hereto from each officer and director of the Company, and such agreement shall be in full force and effect on each of the First Closing Date and each Subsequent Closing Date.

(j) Additional Documents. On or before each of the First Closing Date and each Subsequent Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Underwritten Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time prior to each Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5, Section 11, or Section 19, or by the Company pursuant to Section 7, or if the sale to the Underwriters of the Underwritten Securities on the First Closing Date or Subsequent Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Underwritten Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification (including by way of oral notification from the reviewer at the Commission) by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act; provided that Sections 4, 6, 8 and 9 shall at all times be effective.

Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that (solely in the case where the Company has terminated this Agreement pursuant to this Section 7) the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof, or (b) any Underwriter to the Company except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 8. Indemnification.

(a) Indemnification of the Underwriters.

(1) The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B and Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) upon any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the

Representative expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a)(1) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company, or any such director, officer, or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) includes the following: (i) information related to the beneficial ownership of the Company’s securities owned by Paulson Investment Company, Inc., Paulson Capital Corp., Paulson Family LLC and Chester L.F. and Jacqueline Paulson in the table and footnotes under the caption “Principal Stockholders” in the preliminary prospectus and the Prospectus, and (ii) the statements in the table in the first paragraph, in the third and fourth paragraphs (relating to concessions, reallowances and confirmations) and in the sixth and seventh paragraphs (relating to stabilization and market making activities) under the caption “Underwriting” in the preliminary prospectus and the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Representative in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying parties on the one hand, and the indemnified parties, on the other hand, from the offering of the Underwritten Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties, on the one hand, and the indemnified parties, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the indemnifying parties, on the one hand, and the indemnified parties, on the other hand, in connection with the offering of the Underwritten Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Underwritten Securities pursuant to this Agreement (before deducting expenses) received by the indemnifying parties, and the total underwriting discount received by the indemnified parties, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Underwritten Securities as set forth on such cover. The relative fault of the indemnifying parties, on the one hand, and the indemnified parties, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by indemnifying parties, on the one hand, or the indemnified parties, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Underwritten Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act)

shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or each Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Underwritten Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Underwritten Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Underwritten Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Underwritten Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or each Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Underwritten Securities and the aggregate number of Underwritten Securities with respect to which such default occurs exceeds 10% of the aggregate number of Underwritten Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Underwritten Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or each Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Termination of this Agreement. Prior to the First Closing Date and, with respect to Option Shares, each Subsequent Closing Date, whether before or after notification by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act, this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading in any of the Company’s securities shall have been suspended or limited by the Commission or by the NASDAQ Capital Market, or trading in securities generally on either the NASDAQ Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York or Colorado authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions that, in the judgment of the Representative is material and adverse and makes it impracticable to market the Underwritten Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change (regardless of whether any loss associated with such Material Adverse Change shall have been insured). Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 12. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Underwritten Securities pursuant to this Agreement, including the determination of the public offering price of the Underwritten Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Underwritten Securities sold hereunder and any termination of this Agreement.

SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

Paulson Investment Company, Inc.

811 SW Naito Parkway, Suite 200

Portland, Oregon 97204

Facsimile: (503) 243-6095

Attention: Syndicate Department

with a copy to:

Wickersham & Murphy, P.C.

430 Cambridge Avenue, Suite 100

Palo Alto, CA 94306

Facsimile: (650) 323-1108

Attention: Debra K. Weiner

If to the Company:

ICOP Digital, Inc.

16801 W. 116th Street

Lenexa, Kansas 66219

Facsimile: (913) 469-1662

Attention: David C. Owen

with a copy to:

Holland & Knight LLP

111 SW 5th Avenue, Suite 2300

Portland, Oregon 97204

Facsimile: (503) 241-8014

Attention: Mark A. von Bergen

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and personal representatives and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Underwritten Securities as such from any of the Underwriters merely by reason of such purchase.

SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OREGON APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

SECTION 18. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in Portland, Oregon or the courts of the Oregon in each case located in Portland, Oregon (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, any person controlling any Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Underwritten Securities and payment for them hereunder and (iii) termination of this Agreement.

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters’ officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Underwritten Securities from any of the several Underwriters merely because of such purchase.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ICOP DIGITAL, INC.

By:
	Name:	David C. Owen
	Title:	Chairman of the Board and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

PAULSON INVESTMENT COMPANY, INC. Acting as Representative of the several Underwriters named in the attached Schedule A.

By:
Name:
Title:

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased
Paulson Investment Company, Inc.
Neidiger, Tucker, Bruner, Inc.

Total	1,250,000

SCH. A-1

SCHEDULE B

Issuer Free Writing Prospectus

SCH. B-1

EXHIBIT A

OPINION OF COUNSEL FOR THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 5(d)

OF THE UNDERWRITING AGREEMENT

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado.

(ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement.

(iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(iv) To the best of counsel’s knowledge, the Company does not own an equity interest in any other entity.

(v) The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conforms to the descriptions thereof set forth in the Disclosure Package and the Prospectus. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and, to the best of counsel’s knowledge, have been issued in compliance with the registration and qualification requirements of federal and state securities laws. The form of certificate used to evidence the Common Stock complies with all applicable requirements of the charter and bylaws of the Company and the General Corporation Law of the State of Colorado. The description of the Company’s stock option, stock purchase and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable; all of the securities of the Company conform to the description thereof contained in the Prospectus; the certificates for the Common Stock and the Warrants are in due and proper form under Colorado law and comply in all material respects with requirements of NASDAQ; no preemptive rights of stockholders exist with respect to any of the Common Stock or the issuance or sale thereof pursuant to any applicable statute or the provisions of the Company’s Articles of Incorporation or Bylaws or, to the best of counsel’s knowledge, pursuant to any contractual obligation.

EXH. A-1

(vi) No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the Articles of Incorporation or Bylaws of the Company or the General Corporation Law of the State of Colorado or (ii) to the best of counsel’s knowledge, otherwise.

(vii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(viii) The Common Stock to be purchased by the Underwriters from the Company, including the Option Shares, has been duly authorized and reserved for issuance and sale pursuant to this Agreement and, when so issued and delivered by the Company, will be validly issued, fully paid and nonassessable.

(ix) The Registration Statement and the Rule 462(b) Registration Statement, if any, has been declared effective by the Commission under the Securities Act. To the best of counsel’s knowledge, no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act, and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Disclosure Package and the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

(x) The Registration Statement, including any Rule 462(b) Registration Statement, the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, and each document deemed to be part of the Disclosure Package, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered), comply as to form in all material respects with the applicable requirements of the Securities Act.

(xi) The Underwritten Securities have been approved for listing on the NASDAQ Capital Market.

(xiv) The statements (i) in each of the Disclosure Package and the Prospectus under the captions “Related Party Transactions,” “Description of Securities” and “Shares Eligible for Future Sale,” (ii) under the caption “Indemnification of Officers and Directors” in Item 14 of the Registration Statement, and (iii) under the caption “Recent Sales of Unregistered Securities” in Item 15 of the Registration Statement, insofar as such statements constitute matters of law, legal conclusions or summaries of legal matters or documents or the Company’s Articles of Incorporation or Bylaw provisions, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein.

SCH. A-2

(xv) To the best of counsel’s knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement or the Disclosure Package, other than those disclosed therein.

(xvi) To the best of counsel’s knowledge, there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects.

(xvii) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, the applicable laws of any foreign jurisdiction, applicable state securities or blue sky laws and from FINRA.

(xviii) The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of this Agreement, as to which we express no opinion) (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the charter or bylaws of the Company; (iii) will not (A) constitute a breach of, or Default under any Existing Instrument, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, in the case of each of clauses (A) and (B), any Existing Instrument filed as an exhibit to the Registration Statement or, to the best of counsel’s knowledge, any other material Existing Instrument; or (iv) to the best of counsel’s knowledge, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company.

(xix) The Company is not, and after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Prospectus and in the Disclosure Package will not be, an “investment company” within the meaning of the Investment Company Act.

(xx) To the best of counsel’s knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(xxi) To the best of counsel’s knowledge, the Company is not in violation of its Articles of Incorporation or Bylaws or any law, administrative regulation or administrative or court decree applicable to the Company or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

SCH. A-3

EXHIBIT B

LOCK-UP AGREEMENT

                    , 2008

PAULSON INVESTMENT COMPANY, INC.

As Representative of the several

Underwriters named in Schedule I to

the Underwriting Agreement referred to below

811 SW Naito Parkway

Portland, Oregon 97204

Re:	ICOP Digital, Inc. – Secondary Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with ICOP Digital, Inc., a Colorado corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of shares (“Shares”) of the Company’s common stock, without par value (“Common Stock”), all as more fully described in the Prospectus (as defined below.)

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, subject to the effectiveness of the Underwriting Agreement, without the prior written consent of Paulson Investment Company, Inc. on behalf of the Underwriters, which shall not be unreasonably withheld, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), other than through intra-family transfers or transfers to trusts for estate planning purposes, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities of the Company that are substantially similar to the Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including, but not limited to, Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities that may be issued upon exercise of a stock option or warrant or that may be issued upon conversion of convertible preferred stock) or (ii) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities of the Company which are substantially similar to the Common Stock, including, but not limited to, any security convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

EXH. B-1

The undersigned represents and warrants that it is not a party to any agreement or understanding that would cause a breach of this Lock-Up Agreement if it were entered into during the period in which the restrictions set forth herein are effective.

In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Very truly yours,

Print Name: _______________________________

SCH. B-2